Exhibit 10.6B

October 19, 2011

David White

Chief Financial Officer

SolarCity Corporation

3055 Clearview Way

San Mateo, CA 94402

Re:	Notice of Waiver and Amendment under the Term Loan Agreement dated January 24, 2011 and the Revolving Credit Agreement dated April 1, 2011

Dear Mr. White:

We refer to (1) that certain Term Loan Agreement dated as of January 24, 2011 (as amended on May 1, 2011, the “Term Loan Agreement”) between U.S. Bank National Association (the “Bank”) and SolarCity Corporation (the “Borrower”) and (2) that certain Revolving Credit Agreement dated as of April 1, 2011 (the “Credit Agreement” and together with the Term Loan Agreement, the “Loan Agreements”). Capitalized terms used herein and not defined shall have their assigned meanings in the Loan Agreements.

Section 9.2(c)(v) of each Loan Agreement requires the Borrower to submit to the Bank audited annual financial statements of the Borrower, prepared by a certified public accounting firm acceptable to the Bank. As of the date of this notice of default, the Borrower has not provided the Bank with these financial statements for the fiscal year ended December 31, 2010.

The Bank, with the consent of Bridge Bank as Required Lender under the Credit Agreement, hereby waives any Event of Default that has occurred as a result of the Borrower’s failure to deliver such financials. Furthermore, the Bank, with the consent of Bridge Bank as Required Lender under the Credit Agreement, hereby amends Section 9.2(c)(v) solely with respect to the financial statements for the fiscal year ended December 31, 2010 such that the Borrower is not required to deliver such financials until October 31, 2011. If the Borrower does not deliver such financials by October 31, 2011, an Event of Default shall be deemed to occur under Section 10.14 of the Term Loan Agreement and under Section 10.15 of the Credit Agreement.

The Bank reserves the right to take such action as the Bank considers necessary or reasonable under the Loan Agreements, and reserves all other rights and remedies available to it under applicable law. Except as explicitly stated herein, no failure or delay on the part of the Bank or any successor or assign of the Bank in exercising any power, right or remedy under the Loan Agreements or related documents shall operate as a waiver thereof, and no single or partial exercise of any such power, right or remedy shall preclude an further exercise thereof or the exercise of any other power, right or remedy.

Sincerely,

/s/ Cecilia Person
Cecilia Person, Vice President for U.S. Bank National Association

Consented to by Bridge Bank

By:	/s/ Molly Hendry
Name:	Molly Hendry
Title:	AVP, Relationship Mgr.

Acknowledged by SolarCity Corporation

By:	/s/ DAVID WHITE
Name:	DAVID WHITE
Title:	CFO

cc:	Teveia Barnes, Esq.